CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 27, 2004 (Registration No. 333-114879) with respect to the registration of 12,500,000 shares of common stock of Worldbid Corporation (the “Company”) issuable pursuant to the Company’s 2004 Stock Incentive Plan of our Auditors’ Report, dated July 12, 2004, except as to Note 12 which is dated as at March 30, 2005, on the consolidated balance sheets of the Company as of April 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended, which report appears in the Annual Report on Form 10-KSB, as amended, for the Company for the year ended April 30, 2004.

Vancouver, Canada	“Morgan & Company”

April 12, 2005	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1